DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of January 11, 2012, by and between Arden Securities LLC, a New York limited liability company (the “Distributor”) and each of the Funds listed on Exhibit A attached hereto (each a Fund, and together, the “Funds”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified closed-end management investment company, and is authorized to issue Units of limited liability company interests (“Units”) pursuant to such Fund’s Registration Statement (as defined below);

WHEREAS, each Fund desires to retain the Distributor as principal underwriter in connection with the offering and sale of its Units;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, this Agreement has been approved by a majority of the members of each Fund’s board of managers (with respect to a Fund, the “Board”) who are not “interested persons,” as such term is defined by the 1940 Act, of such Fund (with respect to a Fund, the “Independent Managers”), in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for each Fund on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.         Appointment of Distributor.  Each Fund hereby appoints the Distributor as a non-exclusive agent for the sale and distribution of its Units, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to each such Fund.

2.         Services and Duties of the Distributor.

A.        The Distributor agrees to act as agent of each Fund for distribution of its Units, upon the terms and at the current offering price (plus sales charge, if any) described in the applicable Fund’s Prospectus.  As used in this Agreement, the term “Prospectus” with respect to a Fund shall mean each current prospectus, including the statement of additional information, as amended or supplemented, relating to such Fund and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of such Fund under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act.

B.         The Distributor shall use reasonable best efforts to distribute the Units of each Fund upon the terms and conditions contained herein and in the applicable Fund’s Prospectus.  All orders for Units shall be made through Financial Intermediaries (as defined below) or directly to the applicable Fund, or its designated agent, and all prospective investors must complete an investor certificate (“Investor Certificate”) prior to investing, such Investor Certificate to be obtained and directed to the Fund by the Financial Intermediaries.  Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.  A Fund or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Units in uncertificated form.  Unless otherwise agreed by the parties hereto, Arden Asset Management LLC, the Funds’ investment adviser (the “Adviser”), or SEI Investments Global Funds Services, the Funds’ administrator (the “Administrator”), shall be responsible for reviewing each Investor Certificate to confirm that it has been completed in accordance with the instructions thereto.  The Fund, the Adviser or the Administrator, in its or their sole discretion, may return to the applicable Financial Intermediary any Investor Certificate that is not completed to its or their satisfaction and the Funds shall be under no obligation to accept any Investor Certificate or any order for the purchase of Units.

C.         The Distributor acknowledges and agrees that neither it, nor any other person acting on behalf of the Distributor, is authorized to provide any information or make any representations regarding a Fund other than as contained in such Fund’s Prospectus and any sales literature and advertising materials specifically approved in writing by such Fund.  The Distributor shall require that the Financial Intermediaries acknowledge that Units will be offered and sold only as set forth in the Prospectus.  Each Fund may suspend or terminate the offering of its Units at any time.  Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall notify all Financial Intermediaries of such suspension or termination.

D.        The Distributor agrees to review all proposed advertising materials and sales literature for compliance with applicable laws and regulations, and, as applicable, shall file with appropriate regulators those advertising materials and sales literature it believes are in compliance with such laws and regulations.  The Distributor agrees to furnish to the Funds any comments provided by regulators with respect to such materials.

E.         The Distributor agrees to make any required filings with FINRA’s corporate financing department through COBRADesk with respect to the offering of the Units, provided that the Funds and the Adviser fully cooperate with Distributor and provide all information requested by the Distributor to the extent required by FINRA or necessary to complete the filings.

F.         The Funds agree to repurchase Units tendered by shareholders of the Funds in accordance with the Funds’ obligations in the Prospectus and the Registration Statement.

G.         The Distributor may, in its discretion, and shall, at the request of the Funds, enter into agreements with such qualified broker-dealers and other financial intermediaries as it may select (the “Financial Intermediaries”), in order that such broker-dealers and other intermediaries also may sell Units of the Funds.  The dealer agreement entered into between the Distributor and a Financial Intermediary shall be substantially in the form included in Exhibit B (the “Standard Dealer Agreement”).  The Distributor may only enter into an agreement with a Financial Intermediary that is materially different from the Standard Dealer Agreement so long as advance notice has been provided to an officer of the Fund.  The Distributor shall distribute Units only to such Financial Intermediaries as are members in good standing with FINRA.  The Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received a corresponding payment from the applicable Fund and (ii) such corresponding payment has been approved by the each Fund’s Board.

H.        The Distributor shall devote its best efforts to effect sales of Units of the Funds but shall not be obligated to sell any certain number of Units.

I.          The Distributor shall prepare reports for each Board regarding its activities under this Agreement as from time to time shall be reasonably requested by such Board.

J.          The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Funds, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder; provided further that any such third parties shall be selected by the Distributor with reasonable care.

K.        The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

L.         Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction.

3.         Representations, Warranties and Covenants of the Funds.

A.        Each Fund, solely with respect to itself, hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and in good standing under the laws of its jurisdiction of organization and is registered as a closed-end management investment company under the 1940 Act;

(ii)
this Agreement has been duly authorized, executed and delivered by the Funds and, when executed and delivered, will constitute a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
to its knowledge, it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and, to its knowledge, there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	the Units are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)	the Registration Statement and Prospectus included therein have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(vi)
the Registration Statement and Prospectus and any advertising materials and sales literature prepared by the Fund or its agent do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects;

(vii)
the Fund owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Fund’s business and for the offer, issuance, distribution and sale of the Units in accordance with the terms of the Prospectus and this Agreement, and to the knowledge of each Fund, such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party; and

(viii)
all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Fund in connection with the issuance and sale of the Units, including registration of the Units under the 1933 Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered, but excepting any filings with FINRA’s corporate financing department through COBRADesk, which shall be made by the Distributor pursuant to Section 2E of this Agreement.

B.         Each Fund shall take, or cause to be taken, all necessary action to register the Units under all applicable state and federal securities laws and to maintain an effective Registration Statement for such Units in order to permit the sale of Units as herein contemplated.

Each Fund authorizes the Distributor to use such Fund’s Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Units.

C.	Each Fund agrees to advise the Distributor in writing as soon as is reasonably practicable:

(i)
of any material correspondence or other material communication by the Securities and Exchange Commission (“SEC”) or its staff relating materially to the Distributor’s performance of its obligations hereunder, including requests by the SEC for material amendments to the Registration Statement or Prospectus;

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)
of the happening of any event which in the opinion of counsel to the Fund requires that the Prospectus be amended or supplemented in order to make the Prospectus not contain any untrue statement of a material fact or omission of a material fact, which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made;

(iv)	of all formal actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC;

(v)
in the event that it determines to suspend the sale of Units at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Units of any Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

(vi)	of the commencement of any litigation or proceedings against the Funds or any of their officers or directors in connection with the issue and sale of any of the Units.

D.        The Funds shall file, or shall cause to be filed, such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Units may be sold and of any changes to such information.

E.         Each Fund agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

F.         Each Fund shall fully cooperate in the efforts of the Distributor to distribute and arrange for the sale of Units.  In addition, the Funds shall keep the Distributor fully informed of its material affairs and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Units, including, without limitation, certified copies of any financial statements prepared for the Funds by their independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request.  The Distributor is authorized to utilize or disseminate only such information concerning each Fund and the respective offering as may be contained in the Registration Statement or any other documents (including sales material) approved by the Fund.  Each Fund shall forward a copy of any of its SEC filings relating to the offering of Units, including the Registration Statement, to the Distributor within one business day of any such filings.  The Funds represent that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor, such approval not to be unreasonably withheld.

G.         The Funds shall provide, or cause each other agent or service provider to the Funds, including the Funds’ transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H.        The Funds shall not file any amendment to the Registration Statement or Prospectus that amends any provision therein which pertains to Distributor, the distribution of the Units or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit a Fund’s right to file at any time such amendments to its Registration Statement or Prospectus, of whatever character, as such Fund may deem advisable, such right being in all respects absolute and unconditional.

4.         Representations, Warranties and Covenants of the Distributor.

A.        The Distributor hereby represents and warrants to the Funds, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(i)
it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder, and such performance does not and will not contravene any provision of its governing documents;

(ii)
this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)
it is registered as a broker-dealer under the 1934 Act, it is a member in good standing of FINRA and will maintain such registration and status for the duration of this Agreement in such form as is required to distribute Units, it will abide by the applicable rules and regulations of the 1934 Act and FINRA in all material respects and it will as promptly as reasonably possible notify each Fund of any regulatory actions taken against it by the SEC or FINRA that could reasonably be expected to have a material effect on the Distributor, or if the Distributor’s membership in FINRA or registration with any state is terminated or suspended; and

(v)
it will maintain compliance policies and procedures (a “Compliance Program”) reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services to the Funds under this Agreement, to provide to the Funds a certification to such effect no less than annually or as otherwise reasonably requested by the Funds and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Funds’ Chief Compliance Officer or the Boards with respect to the Distributor’s services to the Funds under this Agreement.

B.         In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations.

C.         The Distributor shall promptly notify the Funds of the commencement of any litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Units, and of any litigation or proceeding that would be reasonably likely to have a material adverse effect on the obligations of, and services provided by, the Distributor under this Agreement.

5.         Compensation.

A.         In consideration of the Distributor’s services in connection with the distribution of Units of each Fund, the Distributor shall receive the compensation set forth in Exhibit A.

B.         Except as specified in Section 5A, the Distributor shall be entitled to no compensation or reimbursement of expenses for services provided by the Distributor pursuant to this Agreement.  Notwithstanding the foregoing sentence, the Distributor may receive compensation from the Adviser related to its services hereunder or for additional services all as may be agreed to between the Adviser and the Distributor.

C.         Financial Intermediaries may, in their discretion, impose a sales load to each investor on the purchase price of its Units of up to the amounts listed below and as specified in such Fund’s Registration Statement upon acceptance of the investor’s purchase of Units by the Fund or its designee:

FUND NAME	MAXIMUM SALES LOAD
Arden Sage Multi-Strategy Fund, L.L.C.:	2.5%
Arden Sage Multi-Strategy Institutional Fund, L.L.C.:	0%
Arden Sage Multi-Strategy TEI Institutional Fund, L.L.C.:	0%
Arden Sage Triton Fund, L.L.C.:	2.0%

The Financial Intermediary shall have the authority to adjust or waive the sales load in particular cases, in its sole discretion, in consultation with the Fund or its designee and as generally described in the Registration Statement.  Pursuant to limitations imposed by FINRA, the sales load shall not exceed the Maximum Sales Load set forth above.  Further, the parties understand and agree that, pursuant to limitations on compensation imposed by FINRA (which may be adjusted from time to time by FINRA), aggregate compensation received by the Distributor and any Financial Intermediaries in connection with the sale and marketing of Units (as contemplated by this Section 6), including any revenue sharing payments, and in connection with ongoing Member and account related services (as contemplated in a separate Member Services Agreement between the Funds and the Distributor), other than the sales load paid by an investor, shall not exceed the percentage of the total proceeds proposed to be received by the Fund in respect of sales of Units registered under the Fund’s Registration Statement that is set forth on Exhibit A under the heading “Total Fee Cap” for each Fund.  Finally, the parties understand and agree that, pursuant to limitations imposed by FINRA, no payments will be made to the Distributor and any other FINRA member exceeding, in the aggregate, 8% of the total proceeds proposed to be received by a Fund in respect of sales of Units registered under such Fund’s Registration Statement.

D.       Amounts received by the Distributor under this Agreement shall be paid to Financial Intermediaries, in accordance with the applicable Fund’s Registration Statement, for providing either distribution or member services (the “Dealer Reallowance”).  Any amounts retained by the Distributor after the Dealer Reallowance shall be held by the Distributor to be used solely for distribution related or member services related expenses for the applicable Fund, as directed by the officers of such Fund or the Adviser, and shall not be retained by the Distributor as profit.

6.         Expenses.

A.        Each Fund shall bear all costs and expenses in connection with registration of the Units with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Units and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) reasonable costs and expenses of the preparation and filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Units in such jurisdictions as shall be selected by the Funds pursuant to Section 3(D) hereof.

B.        The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.  The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.         Indemnification.

A.        Each Fund, individually, shall indemnify, defend and hold harmless the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”) from and against any and all claims, demands, losses, damages, costs, charges, payments, liabilities and expenses (including reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under applicable laws or regulations or otherwise (a “Distributor Claim”), arising out of or relating to (i) the Distributor providing services to such Fund in accordance with the standards of this Agreement; provided that the Distributor’s action (or failure to act) is taken (or omitted) in good faith and without willful malfeasance, gross negligence or reckless disregard by the Distributor of its duties and obligations under this Agreement (ii) any material breach of such Fund’s obligations, representations, warranties or covenants contained in this Agreement; or (iii) any untrue, or alleged untrue, statement of a material fact contained in such Fund’s Registration Statement, Prospectus, shareholder reports, sales literature and advertising materials or other information filed or made public by such Fund (as from time to time amended) or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that such Fund’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any such statement or omission made in reliance upon and in conformity with information furnished to such Fund (or its affiliates or their respective counsel) by or on behalf of the Distributor.  In no event shall anything contained herein be so construed as to protect the Distributor against any liability to a Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

B.         The Distributor shall indemnify, defend and hold harmless the Funds, their affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Funds within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnitees,” and together with the Distributor Indemnitees, the “Indemnitees”) from and against any and all Losses that any Fund Indemnitee may incur under applicable laws or regulations or otherwise (a “Fund Claim”), arising out of or based upon (i) any material action of (or failure to act by) the Distributor taken in connection with this Agreement with respect to a Fund; provided that such action (or failure to act) is taken (or omitted) other than in good faith, or is taken (or omitted) with willful malfeasance, gross negligence or reckless disregard by the Distributor of its duties and obligations under this Agreement; (ii) any material breach of the Distributor’s obligations, representations, warranties or covenants contained in this Agreement; (iii) any untrue, or alleged untrue, statement of a material fact contained in such Fund’s Registration Statement, Prospectus, shareholder reports, sales literature and advertising materials or other information filed or made public by such Fund (as from time to time amended) or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; if such statement or omission was made in reliance upon, and in conformity with, information furnished to such Fund (or its affiliates or their respective counsel) by or on behalf of the Distributor.  In no event shall anything contained herein be so construed as to protect any Fund against any liability to the Distributor to which such Fund would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

C.         The applicable Fund or the Distributor (for purpose of this Section 7(C), an “Indemnifying Party”) may assume the defense of any suit brought to enforce any Distributor Claim or Fund Claim, respectively, and may retain counsel chosen by the Indemnifying Party and approved by the other party, which approval shall not be unreasonably withheld or delayed.  The Indemnifying Party shall advise the other party that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim.  If the Indemnifying Party assumes the defense of any such suit and retains counsel, the other party shall bear the fees and expenses of any additional counsel that they retain.  If the Indemnifying Party does not assume the defense of any such suit, or if the other party does not, in the exercise of reasonable judgment, approve of counsel chosen by the Indemnifying Party, or if the other party has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Indemnifying Party, the Indemnifying Party will reimburse any Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that the Indemnitee retains. An Indemnitee shall not settle or confess any claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

D.         An Indemnifying Party’s obligation to  indemnify the Indemnitee with respect to any action is expressly conditioned upon the applicable Indemnifying Party being notified of such action or claim of loss brought against any Indemnitee, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnitee; provided that the failure to provide such notice shall not relieve the Indemnifying Party of any liability that it may have to any Indemnitee except to the extent that the ability of the Indemnifying Party entitled to such notice to defend such action has been materially adversely affected by the failure to provide such notice.  Such notification shall be given by letter or by facsimile addressed to the applicable address set forth in Section 15 hereof.

E.         The provisions of this Section 7 and the parties’ representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitee.  The indemnification provisions of this section will inure exclusively to the benefit of each person that may be an Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

F.         No Indemnifying Person shall be obligated to provide indemnification under this Section 7 to the extent (but only to the extent) such indemnification would be impermissible under applicable law.

8.         Dealer Agreement Indemnification.

A.        Distributor acknowledges and agrees that certain large and significant broker-dealers, such as (without limitation) Merrill Lynch, UBS and Morgan Stanley (all such brokers referred to herein as the “Brokers”), require that Distributor enter into dealer agreements (the “Non-Standard Dealer Agreements”) that contain certain representations, undertakings and indemnification that are not included in the Standard Dealer Agreement.

B.       To the extent that Distributor is requested or required by the Funds to enter into any Non-Standard Dealer Agreement, the Funds shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s actions or failures to act pursuant to any Non-Standard Dealer Agreement; (b) any representations made by the Distributor in any Non-Standard Dealer Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; or (c) any indemnification provided by the Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification the Distributor provides to intermediaries in the Standard Dealer Agreement.  In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Funds or their shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under the Non-Standard Dealer Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement.

9.         Limitations on Damages.  Notwithstanding anything in this Agreement to the contrary, except as specifically set forth below, neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.       Force Majeure.  Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities.

11.       Duration and Termination.

A.         This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed.  Unless sooner terminated by a Fund as provided herein, this Agreement shall continue in effect for such Fund for two years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Fund’s Board or (ii) the vote of a majority of the outstanding voting securities of the Fund, in accordance with Section 15 of the 1940 Act.

B.         Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties.  Further, this Agreement may be terminated as to a Fund upon no less than 60 days’ written notice, by the Fund through a vote of a majority of the members of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor.

C.         This Agreement will automatically terminate (i) in the event of its assignment or (ii) upon the termination of the Distributor’s membership in FINRA or the disqualification of the Distributor’s registration with the SEC.

D.         The terms “vote of a majority of the outstanding voting securities,” “assignment,” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules promulgated thereunder.

E.         In the event the offering of Units is terminated, the Distributor will not be entitled to unrecovered compensation (except for out-of-pocket expenses).

12.       Anti-Money Laundering Compliance.

A.         Each Fund represents to the Distributor that the Administrator has agreed, pursuant to agreements with each such Fund, to provide anti-money laundering services to the Funds, and maintain policies and procedures, and related internal controls, with respect thereto.

Each of the Distributor and each Fund acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

B.         The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any broker-dealer or other financial intermediary that is authorized to effect transactions in Units of the Funds.

C.         Each of Distributor and each Fund agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”).  The Distributor undertakes that it will grant to the Funds and the Administrator and appropriate regulatory agencies, reasonable access to copies of the Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder.  It is expressly understood and agreed that the Funds, the Funds’ compliance officer and the Administrator shall have no access to any of the Distributor’s AML Operations, books or records pertaining to other clients of the Distributor.

13.       Privacy.

A.         Each Fund represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually.

B.         The Distributor acknowledges that to the extent certain shareholder information may be made available by the Funds to the Distributor under this Agreement, such information may be deemed nonpublic personal information under applicable privacy laws.  The Distributor agrees: (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by applicable law in the ordinary course of business; (ii) to limit access to such information to authorized representatives of the Distributor and the applicable Fund; (iii) to establish and maintain reasonable physical, electronic and procedural safeguards to protect such information in a manner consistent with the Funds’ privacy policy; and (iv) to cooperate with the Funds and provide reasonable assistance in ensuring compliance with such privacy laws to the extent applicable to either or both of the parties.

14.       Confidentiality.

During the term of this Agreement, each Fund and the Distributor (for purposes of this Section 13, a “Receiving Party”) may have access to or be provided by the other party (for purposes of this Section 13, a “Disclosing Party”) confidential information, whether tangible or intangible, which is of value to the Disclosing Party and the disclosure of which could result in a competitive or other disadvantage to the Disclosing Party or the Receiving Party, and relating to such matters as, without limitation, the Disclosing Party’s financial information, business practices and policies, business plans, know-how, trade secrets, systems, procedures, manuals, products, contracts, personnel, clients, market or sales information or plans, customer lists and all provisions of this Agreement (“Confidential Information”).  Confidential Information does not include: (i) information that was known to the Receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder.  Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if: (i) required by applicable law, regulation or legal process or if requested by any government or similar agency in connection therewith; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.
15.       Notices.  Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party’s address as set forth below:

Notices to the Distributor shall be sent to:

Arden Securities LLC
Attn: Legal/Compliance
Three Canal Plaza
Suite 100
Portland, ME 04101
Fax: (207) 553-7151

Notices to the Funds shall be sent to:

Fax: _____________________

16.       Modifications.  The terms of this Agreement shall not be waived, altered, modified,

amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and each Fund.  If required by law or regulation, any such amendment must be approved by each Fund’s Board, in such manner as such law or regulation requires.

17.       Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof and with the applicable provisions of the 1940 Act.  To the extent that the applicable law of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

18.       Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

19.       Survival.  The provisions of Sections 5, 6, 7, 8, 12 and 13 of this Agreement shall survive any termination of this Agreement.

20.       Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

21.       Counterparts.  This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Arden Securities LLC

By:	__________________________
Name:
Title:

Arden-Sage Multi-Strategy Fund, L.L.C.

By:	________________________
Name:
Title:

Arden Sage Multi-Strategy Institutional Fund, L.L.C.

By:	________________________
Name:
Title:

Arden-Sage Multi-Strategy TEI Institutional Fund, L.L.C.

By:	________________________
Name:
Title:

Arden-Sage Triton Fund, L.L.C.

By:	________________________
Name:
Title:

Exhibit A

Compensation

DISTRIBUTION FEE:

Each Fund will pay the Distributor an ongoing quarterly distribution fee at the annualized rate listed in the table below of the net assets of the Fund during the calendar quarter, after adjustments for any purchases and repurchases of Units effective on that date, which will be due and payable in arrears within 5 business days after the end of such quarter (the “Distribution Fee”).  The Distribution Fee for each Fund, in the aggregate, shall not exceed the percentage listed in the table below of the total proceeds proposed to be received by the Fund in respect of the sales of Units registered under the Fund’s Registration Statement (the “Distribution Fee Cap”).  In addition, payments of the Distribution Fee, any member servicing fee (made pursuant to a separate member servicing agreement between the Fund and the Distributor) and any revenue sharing payments made to a FINRA member with respect to any Fund, in the aggregate, shall not exceed the percentage listed in the table below of the total proceeds proposed to be received by the Fund in respect of sales of Units registered under the Fund’s Registration Statement (the “Total Fee Cap”).  The Total Fee Cap does not include any sales loads paid by investors.  The Distribution Fee Cap and the Total Fee Cap may be adjusted to comply with any comments received from FINRA with respect to the fee caps, and the Funds will notify the Distributor in the event of any adjustments.

The Distribution Fee shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement, and only after, for so long as and to the extent that the Distributor has received such fees from the applicable Fund.

Fund Name	Distribution Fee	Distribution Fee Cap	Total Fee Cap
Arden Sage Multi-Strategy Fund, L.L.C.	0.85%	4.25%	5.5%
Arden Sage Multi-Strategy Institutional Fund, L.L.C.	N/A	N/A	6%
Arden Sage Multi-Strategy TEI Institutional Fund, L.L.C.	N/A	N/A	N/A
Arden Sage Triton Fund, L.L.C.	0.75%	6%	6%

Exhibit B

Form of Standard Dealer Agreement

Ladies and Gentlemen:

The undersigned distributor (the "Distributor" or "us" or "we"), which is a member firm of the Financial Industry Regulatory Authority, Inc. ("FINRA"), has an agreement with Arden-Sage Multi-Strategy TEI Institutional Fund, L.L.C. (the "Fund"), pursuant to which it acts as the distributor for the sale of units of limited liability company interests in the Fund ("Units").

The Fund is a closed-end registered management investment company established as a limited liability company under the laws of the State of Delaware.  Units are intended to be offered and sold by the Fund only to persons who meet the standards of investor eligibility as set forth in the Prospectus of the Fund (the "Prospectus") and the investor certification (the "Investor Certification") (each, an "Eligible Investor"). We have delivered or will cause to be delivered to the undersigned broker-dealer (the "Selling Dealer" or "you"), for delivery to prospective purchasers of Units, copies of the Prospectus, the Investor Certification, the organizational documents and other relevant written information approved and furnished by the Fund for use by such prospective purchasers in connection with their purchase of Units (collectively, the "Offering Documents").

We hereby appoint you as a selling dealer with respect to the offering of Units, and you hereby accept such appointment, upon the following terms and conditions:

1.         You agree on a non-exclusive basis to use reasonable efforts to solicit and receive offers to purchase Units upon the terms and conditions set forth in this Agreement and the Prospectus.

2.         Orders received from you will be accepted through the Fund or its designated agent only at the public offering price applicable to each order, as set forth in the Prospectus and no orders will be accepted at a price below the stated public offering price, which price shall be the net asset value as computed on a monthly basis.  The procedure relating to the handling of orders shall be subject to the terms of this Agreement and instructions that the Fund or its designated agent shall forward from time to time to you.  All orders are subject to acceptance or rejection by the Fund or its designated agent in the sole discretion of either, provided that upon any such rejection the Fund or its designated agent, as the case may be, shall immediately advise you of such rejection.  The minimum initial and subsequent purchase requirements are as set forth in the Prospectus.

3.         (a)  You agree that any Units shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement and each of the Offering Documents.

(b)  You will only:  (1) solicit offers to purchase Units from persons that you reasonably believe to be Eligible Investors; (2) submit Investor Certifications to the Fund or its designated agent on behalf of prospective investors who you have determined, after reasonable inquiry, to be Eligible Investors; and (3) solicit and receive offers to purchase Units (i) only in the jurisdictions in which you and your employees maintain all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by you under this Agreement and (ii) in compliance with applicable state securities or Blue Sky laws.  You shall comply with all applicable laws, rules or regulations in connection with your activities under this Agreement.

(c)  You agree that:  (1) you have established or will establish reasonable procedures regarding the qualification of prospective investors as Eligible Investors; (2) you will keep records (and make them available to us promptly upon request) of the information you relied on in concluding that a prospective investor in the Fund is an Eligible Investor; (3) you will prohibit the creation or use of offering materials for distribution to or use by prospective purchasers of Units, other than the Offering Documents furnished by the Fund; and (4) you have established or will establish reasonable procedures to ensure that the offering of Units by you is made only in accordance with clauses (1) through (3) of this Section 4(c).

(d)  You shall not place orders for any Units unless you have already received purchase orders for such Units from your customers at the applicable public offering price and subject to the terms of this Agreement, and the Prospectus.

(e)  You agree to deliver to each of your customers making purchases a copy of the relevant then current Offering Documents prior to the time of offering or sale.  Subject to receipt of such material from Distributor, you agree thereafter to deliver to such investors copies of the annual and interim reports, and proxy solicitation and tender offer materials of the Fund.  You further agree to endeavor to obtain proxies from such purchasers and forward such proxies to the Fund.  Additional copies of the Prospectus, annual or interim reports, and proxy solicitation and tender offer materials of the Fund will be supplied to you in reasonable quantities upon request.

(f)  You represent that you are a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member in good standing with FINRA.  You agree to notify us immediately if you cease to be registered or licensed as a broker or dealer, or fail to be a member in good standing of FINRA.  In connection with the offer, sale, redemption or tender of Units, you agree to comply with all applicable interpretations and guidance from FINRA and with all the applicable Federal and State securities laws. You agree to promptly advise the Distributor if you receive notice of any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to the Fund or to a transaction in Units by you, and you agree to provide us information and documentation thereon as we may reasonably request, subject to confidentiality obligations and proprietary rights.

(g)  You agree to promptly notify us if you are not now a member of the Securities Investor Protection Corporation or its successor ("SIPC"), or if at any time during the term of this Agreement you cease being a member of SIPC.

(h)  You hereby certify that you have established and maintain an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify your clients and have undertaken appropriate due diligence efforts to "know your customers" in accordance with all applicable anti-money laundering regulations in your jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act").  You represent and warrant that any money contributed to the Fund by or on behalf of an investor introduced by you, will not be directly or indirectly derived from activities that may contravene U.S. federal, state and international laws and regulations including anti-money laundering laws and that any investor introduced to the Fund by you shall not be a person or entity listed in Executive Order 13224, Blocking Terrorist Property And Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or the Annex thereto, as published at http://www.treas.gov/terrorism.html.  You further confirm that you will monitor for suspicious activity in accordance with the requirements of the Patriot Act.  You agree to provide us with such information as we may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable us to fulfill our obligations under the Patriot Act, and, upon our request.  Upon filing a Section 314 notice you agree to forward a copy to us, and further agree to comply with all applicable requirements under the Patriot Act and applicable implementing regulations concerning the use, disclosure, and security of any information that is shared.

(i)  You acknowledge that the Distributor is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., pursuant to which regulations the Distributor is required to obtain certain undertakings from the Selling Dealer with regard to the privacy, use and protection of nonpublic personal financial information of the Distributor's clients or prospective clients.  Therefore, notwithstanding anything to the contrary contained in this Agreement, the Selling Dealer agrees that:  (1) it shall not disclose or use any Client Data except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (2) it shall not disclose Client Data to any third party, including, without limitation, its third party service providers without the prior consent of the Distributor and an agreement in writing from the third party to use or disclose such Client Data only to the extent necessary to carry out the Selling Dealer's obligations under this Agreement and for no other purposes; (3) it shall maintain, and shall require all third parties approved under subsection (2) to maintain, effective information security measures to protect Client Data from unauthorized disclosure or use; and (4) it shall provide the Distributor with information regarding such security measures upon the reasonable request of the Distributor and promptly provide the Distributor with information regarding any failure of such security measures or any security breach related to Client Data.  The obligations set forth in this Section shall survive termination of the Agreement.  For the purposes of this Agreement, Client Data means the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of the Distributor's clients or prospective clients (and/or the Distributor's parent, affiliated or subsidiary companies) received by the Selling Dealer in connection with the performance of its obligations under the Agreement, including, but not limited to: (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number; (ii) the fact that an individual has a relationship with the Distributor and/or its parent, affiliated or subsidiary companies; or (iii) an individual's account information.

(j)  You shall not pay any commission, fee or other remuneration to any person or entity (other than an employee) for soliciting any potential investor in the Fund except pursuant to an arrangement which is approved by the Fund in advance of such solicitation.

4.         (a)  You shall indemnify and hold harmless the Distributor, the Fund and each person affiliated with the Distributor or the Fund, and their respective officers, directors, employees, partners and shareholders from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with (i) your violation of any of the provisions of this Agreement, and (ii) your violation of any applicable law, rule or regulation as they relate to your activities contemplated hereunder, provided, however, that in no case is the foregoing indemnity to be deemed to protect the Distributor or any such affiliated persons, officers, directors, shareholders, partners or employees thereof against any liability to the Fund or its security holders to which the Distributor or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement.

(b)  We shall indemnify and hold harmless you, your affiliates and directors, officers and employees of your affiliates from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with (i) our violation of any of the provisions of this Agreement, (ii) our violation of any applicable law, rule or regulation as they relate to our activities hereunder, and (iii) any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any registration statement, prospectus, statement of additional information, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material published or provided by us or any of our agents; provided, however, that in no case is the foregoing indemnity to be deemed to protect you, your affiliates and directors, officers and employees of your affiliates against any liability to which you or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of the reckless disregard of your obligations and duties under this Agreement.

(c)  The provisions of this Section 4 shall survive termination of this Agreement.

5.         As a selling dealer, you are hereby authorized: (1) to place orders directly with the Fund for Units to be sold to your customers subject to the applicable terms and conditions governing the placement of orders and subject to the compensation provisions set forth in this Agreement and the Prospectus, and (2) to arrange for the redemption or tender of Units by your customers directly to the Fund or their tender agent or agent for redemption subject to the applicable terms and conditions set forth in this Agreement, the Prospectus and the applicable tender offer.

6.         The Fund or its designated agent reserves the right to reject any purchase orders for any reason and without notice to you, provided that upon any such rejection, the Fund or its designated agent shall immediately advise you of the reason for such rejection.

7.         Payment for Units purchased by your customers shall be made on the settlement date specified in the confirmation by Federal Funds wire.  If such payment is not received by the Fund or its designated agent, the Fund or its designated agent reserve the right, without notice, to cancel the purchase, and we may hold you responsible for any direct loss suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

8.         If any Units sold to your customers under the terms of this Agreement are repurchased by the Fund or by us for the account of the Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase, it is agreed that you shall forfeit your right to, and refund to us, any compensation received by you on such Units.

9.         No person is authorized to make any representations concerning Units except those contained in the Prospectus.  In making Units available to your customers you shall rely solely on the representations contained in the Prospectuses and supplemental information above mentioned.  Any information that we furnish to you other than the Prospectus, periodic reports and proxy solicitation and tender offer material is our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall not have any liability or responsibility to you in these respects unless expressly assumed in connection therewith.  You shall not furnish to any person any information relating to the Units that is inconsistent in any respect with the information contained in the Prospectus.  You shall not use through the internet or otherwise any sales literature or advertisement regarding the Fund without our prior written consent, unless it is solely a listing of product offerings or has been provided by us for such purpose.

10.       We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Units entirely or to certain persons or entities in a class or classes specified by us, provided that upon any such suspension or withdrawal we shall immediately advise you of such suspension or withdrawal, or in our sole discretion upon 60 days' notice, to modify or amend this Agreement.  Each party hereto has the right to cancel this agreement upon notice to the other party.  Cancellation will not affect any outstanding order or transaction, any provision of this Agreement intended to survive cancellation, or any legal right or obligations which may have arisen prior to cancellation.

11.       We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering of the Units.  Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by either party of compliance with any provision of the Securities Act of 1933, as amended, the Advisers Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

12.       The parties agree to keep the existence and the terms of this Agreement confidential and not to disclose such terms unless they are made public other than due to a breach of this Section 12 by the affected party or as required by law in which case the affected party shall give the other parties as is reasonably practicable the right to contest such law and/or limit the scope of the required disclosure.  The Selling Dealer agrees that neither it nor any of its affiliates shall publicly disparage the Fund, the Distributor or any of their respective affiliates.

13.        You will be informed as to the States in which notifications of the intention to sell Units have been duly filed or where no such notification is required, but we assume no responsibility or obligation as to your right to sell Units in any jurisdiction.  Units may only be offered or sold to U.S. persons in States where notifications regarding the Units have been duly filed or where no such notifications are required.

14.       All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, either party or any person who controls any of the foregoing and shall survive delivery and be restated and reaffirmed as of the placement of each order under this Agreement.

15.       All communications to us should be sent to the address below.  Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

16.       Nothing in this Agreement shall limit our right to make other arrangements with respect to the Units with any person, including the appointment of other selling dealers.

17.       No provision of this Agreement shall be construed in favor of or against any party by reason of the extent to which any such party, its affiliates or their respective employees or counsel participated in the drafting thereof.

18.       This Agreement represents the entire agreement between the parties and supersedes any prior agreement entered into by the parties hereto (or their respective predecessors) with respect to the Units.  In the event that any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity shall be limited to the jurisdiction in question, and such invalidity to the extent so held by such court.  For the avoidance of doubt, the decision of a given court having jurisdiction over a given premises that any provision hereof is invalid or unenforceable shall have no effect whatsoever in respect of any such premises.

19.       This Agreement shall be governed by the laws of the State of New York without reference to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date written below.

Arden Securities LLC

By: _______________________________________
Title:______________________________________

Accepted:

__________________________________________
(authorized signature)

Firm Name:
Print Name:
Title:
Address:
Date:        __________________________________

Please return two signed originals
of this agreement by US Mail and a copy by fax to:

Arden Securities LLC
690 Taylor Road, Suite 150
Gahanna, OH 43230Attn:  Dealer Agreements